Rent Exemption Agreement

The property of 1st – 7th Floor, Industrial and Commercial Bank Building, Hulan Town, Harbin City (including No.3 of the 3rd – 7^{th}Floor, Unit 8, Industrial and Commercial Bank Building, Xingfu Street), which is owned by Junsheng Zhang, the shareholder of Harbin Jiarun Hospital Co., Ltd. The total area of the property is 3,200 square meters, the market rent price of 2012 is 840,000 Yuan per year. Now, Junsheng Zhang offers the property rent exemption to Harbin Jiarun Hospital Co., Ltd.

This document is the translated copy of the original
本文系原文翻译件

Harbin Jiarun Hospital Co., Ltd (seal)

Junsheng Zhang (seal)

28/12/2011

企业法人营业执照

注册号 440301104365448

名称 深圳碧海蓝天翻译有限公司

企业类型 有限责任公司

住所 深圳市罗湖区南湖街道嘉宾路2008号彭年广场东佳大厦2402B

法定代表人 徐淑琴

成立日期 二〇〇九年十一月十七日

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